LIMITED POWER OF ATTORNEY

The undersigned, Edgar R. Giesinger, Jr., hereby authorizes each of Robert L. Curda and Anthony Eppolito (with full power to each of them to act alone), as the undersigned's true and lawful attorney-in-fact, with full power of substitution, to:

(1) prepare and sign in the name of and on behalf of the undersigned any and all forms and reports required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, including, but without limitation, Form 4-Statement of Changes of Beneficial Ownership of Securities ("Form 4"), and Form 5-Annual Statement of Beneficial Ownership of Securities ("Form 5");

(2) perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 4 or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type in connection with the foregoing which, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution (including appointing substitutes for themselves, for each other and for any successor to any attorney-in-fact hereunder) or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned hereby revokes the limited power of attorney granted to Thomas
T. McEntire on February 6, 2019, and it shall no longer be of force and effect. All powers and authorities granted under said limited power of attorney are hereby withdrawn and revoked effective as of the date set forth below.

This Limited Power of Attorney shall remain in effect until the undersigned is no longer required to file Forms 4 and 5 with respect to the undersigned's beneficial ownership of securities, unless earlier revoked by the undersigned in a signed and dated writing delivered to each of the foregoing attorneys-in-fact.

Executed this 3rd day of February 2021.

/s/ Edgar R. Giesinger, Jr.
__________________________________________
Name: Edgar R. Giesinger, Jr.